[Northern Border                               Exhibit 99.1
 Partners, L.P.
 Company Logo]                                 NEWS      13710 FNB Parkway
                                               RELEASE   Omaha, NE 68154-5200

                                               For Further Information
                                               Contact:

                                               Media Contact:
                                               Beth Jensen
                                               (402)492-3400

                                               Investor Contacts:
NORTHERN BORDER PARTNERS, L.P.                 Ellen Konsdorf
TO WEBCAST ANALYST MEETING                     (877)208-7318


FOR IMMEDIATE RELEASE: Tuesday, July 12, 2005

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) will webcast an analyst meeting on Thursday, July 14, 2005 beginning at approximately 2:15 p.m. CDT. The meeting will be hosted by William Cordes, chief executive officer and will include presentations by other senior management. Management will discuss the business outlook for the major business segments, provide anticipated results for second quarter, and discuss guidance for 2005.

The slides and an audio webcast of the meeting will be available on the Partnership's website at www.northernborderpartners.com. The slides will be available for viewing shortly before the start of the meeting. A replay of the webcast will be available on the web site following the meeting and will remain available until October 15, 2005.

Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.


                                      #####